UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 15, 2004

LIBERTY MINT, LTD.

(Exact name of registrant as specified in its charter)

NEVADA	000-27409	84-1409219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 La Jolla Village Drive

Suite 685

San Diego, California 92122

(Address of principal executive offices, including zip code)

(858) 546-2460, extension 208

(Registrant’s telephone number, including area code)

378 North Main, #124

Layton, Utah 84041

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant

On December 8, 2004, Liberty Mint closed the merger (the “Merger”) of Ann Arbor Acquisition Corporation, a wholly owned subsidiary of Liberty Mint, with and into Akesis Pharmaceuticals (“Akesis”). Akesis is the surviving corporation and is now a wholly owned subsidiary of Liberty Mint. Akesis stockholders received for their shares consideration in an aggregate amount of approximately 10,500,000 shares of Liberty Mint common stock. Following the closing of the Merger, such 10,500,000 shares represented approximately 70% of the approximately 15,000,000 post-closing outstanding shares of common stock of Liberty Mint. Following the closing of the Merger, the shareholders of Liberty Mint prior to the Merger held approximately 4,500,000 shares representing approximately 30% of such post-closing outstanding shares. Immediately following the Merger, James Anderson resigned as President, Chief Executive Officer and sole Director of Liberty Mint. In addition, Kevin J. Kinsella, John F. Steel IV and Edward B. Wilson were appointed to the board of directors. Following the Merger, Edward B. Wilson will be appointed President and Chief Executive Officer of Liberty Mint and John T. Hendrick will be appointed Chief Financial Officer.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Liberty Mint’s former President, Chief Executive Officer and sole Director, James Anderson, resigned all positions with the Liberty Mint effective as of closing of the Merger.

(c) Effective as of December 13, 2004, Edward B. Wilson shall serve as President and Chief Executive Officer of Liberty Mint. Mr. Wilson will devote sufficient business time, attention and energies in those capacities. Mr. Wilson is 58 years old. Mr. Wilson previously served as a divisional director of Medtronic, Inc., a medical technology company, from September 2001 to July 2004. From March 1986 to September 2001, Mr. Wilson held various positions including divisional director at MiniMed, a medical devices manufacturing and sales company acquired by Medtronic. For the past 18 years, Mr. Wilson has worked in delivery of high tech therapies for diabetes. Mr. Wilson has held a variety of sales and marketing positions in other biomedical companies such as Zimmer USA and IMED. Mr. Wilson has played a pioneering role in the introduction, development, and growth of Insulin Pump Therapy in the United States. Mr. Wilson received his B.A. degree from the University of Utah in 1971 with dual major in biology and German. Mr. Wilson’s annual base salary at Liberty Mint will be $150,000. Liberty Mint also plans to recommend to its Board of Directors that Mr. Wilson be granted an option to purchase 862,499 shares of Liberty Mint’s common stock at an exercise price per share of $1.50. Mr. Wilson has executed an offer letter including salary, options, and change of control provisions and has entered into the Company’s standard employee proprietary information agreement.

Effective as of December 13, 2004, John T. Hendrick shall serve as Chief Financial Officer of Liberty Mint. Mr. Hendrick will devote sufficient business time, attention and energies in that capacity. Mr. Hendrick is 52 years old. Mr. Hendrick has primarily been engaged in monitoring his private equity investments since July 2001. From July 1996 to December 1999 he was Vice Chairman and Chief Financial Officer of The Cassidy Companies, Inc., one of the largest government and public affairs firms in Washington, D.C. He was also a Managing Director of Galway Partners, L.L.C., a Washington, DC-based merchant bank from July 1996 to June 2001. Prior to joining Cassidy and Galway in 1996, Mr. Hendrick was a general partner with Avalon Ventures, a San Diego-based venture capital firm, from 1987 to 1996. In addition, Mr. Hendrick also serves on the investment committees of Innova Capital (formerly Poland Partners), a Warsaw-based venture capital fund, and Taiwan-based venture capital funds Taiwan Mezzanine Fund and Greater China Private Equity Fund. Mr. Hendrick is a certified public accountant and earned a B.B.A. degree in accounting from McMurry University in 1973. Mr. Hendrick will receive a signing bonus of $15,250 and his annual base salary at Liberty Mint will be $100,000. Liberty Mint also plans to recommend to its Board of Directors that Mr. Hendrick be granted an option to purchase 200,000 shares of Liberty Mint’s common stock at an exercise price per share of $1.50. Mr. Hendrick has executed an offer letter including salary, options, and change of control provisions and has entered into the Company’s standard employee proprietary information agreement.

(d) The board of directors of Liberty Mint, effective as of the closing of the Merger, appointed Kevin J. Kinsella, John F. Steel IV, and Edward B. Wilson to the board of directors to serve until their successors are duly appointed or elected. It is contemplated that each non-employee member of the board of directors will receive from Liberty Mint $3,000 per month plus expenses. The board of directors has not yet determined the composition of the committees therein and shall determine such composition as soon as reasonably practicable.

Mr. Kinsella, 58 years old, has been in the venture capital industry since 1983 when he founded Avalon Ventures and is currently a general partner of Avalon Ventures. From July 1999 to October 2004, Mr. Kinsella was the part-time Chief Executive Officer of X-Ceptor Therapeutics, a biotechnology company focused on developing small molecule drugs against orphan nuclear receptors. X-Ceptor Therapeutics was purchased by Exelixis in October 2004. Mr. Kinsella has specialized in the formation, financing and development of more than 50 early stage companies, including Athena Neurosciences, Argonaut Technologies, ARIAD Pharmaceuticals, Aurora Biosciences, Caliper Technologies, GenPharm International, Neurocrine Biosciences, Onyx Pharmaceuticals, Pharmacopeia, Sequana Therapeutics, Senomyx, and Vertex Pharmaceuticals. Mr. Kinsella was the founding chairman of Athena, Aurora, Landmark, Microcide, NeoRx, Onyx, Sytera, Synaptics, Vertex, X-Ceptor and Sequana. He also is an early stage investor in Akesis, Ansata, Ambit Biosciences, Centrata, Illumina, Nanostream, Nanosys, ONUX Medical and Sytera. Mr. Kinsella graduated from the Massachusetts Institute of Technology in 1967 with a Bachelor of Science degree in Management, with minors in Electrical Engineering and Political Science. He received a Master of Arts degree in International Relations from the Johns Hopkins School of Advanced International Studies (SAIS) in 1969 and did post-graduate work in political economics on a Rotary International Fellowship at the University of Stockholm, Sweden.

Mr. Steel, 45 years old, has been, since April 2002, Chairman of the Board of Directors and Chief Executive Officer of MicroIslet, Inc., a publicly-traded diabetes-focused biotechnology company. In January 1998, Mr. Steel founded MicroIslet of Delaware, Inc., a company acquired by MicroIslet that is now its wholly owned subsidiary, and has served as its Chairman and Chief Executive Officer from September 1998 to April 2002. From January 1996 to December 1997, Mr. Steel was a founder, Chief Executive Officer and a director of Akesis Pharmaceuticals, Inc., a company that developed a patented treatment for insulin resistance for Type II diabetes. From 1987 to 1994, Mr. Steel consulted to several public and private companies on business issues through Steel Management. Mr. Steel received his MBA degree with an emphasis in finance from the University of Southern California and a Bachelor of Arts degree from Dartmouth College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY MINT, LTD.

By:	/S/ John T. Hendrick
John T. Hendrick
Chief Financial Officer

Date: December 15, 2004